                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                      FIRST REPUBLIC CORPORATION OF AMERICA
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 (1)

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

--------------------------------------------------------------------------------
(2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
(3) Filing party:
--------------------------------------------------------------------------------
(4) Date filed:

--------------------------------------------------------------------------------


------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 10, 2002

                            ------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The First Republic Corporation of America will be held at 575 Madison Ave., 11th Floor, New York City, on Tuesday, December 10, 2002 at 2:00 P.M., New York City Time for the following purposes:

               1. To elect a Board of Directors of eight individuals for the ensuing year and until their respective successors shall have been elected and shall qualify;

               2. To ratify the appointment of auditors for the Company to serve until the next Annual Meeting of Stockholders; and

               3. To transact any other business as may lawfully come before the meeting or any adjournment or adjournments thereon.

         Only stockholders of record as of the close of business of November 5, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof.


                                     By Order of the Board of Directors,


                                     HARRY BERGMAN
                                     Secretary

New York, New York
November 6, 2002


         PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. IF YOU ATTEND THE MEETING IN PERSON, YOU WILL BE ENTITLED TO VOTE YOUR SHARES AT THE MEETING.

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

                              --------------------

                                 PROXY STATEMENT

         This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The First Republic Corporation of America (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "meeting") which will be held at 575 Madison Avenue, 11th Floor, New York City, on Tuesday, December 10, 2002 at 2:00 P.M., New York City Time, and at any and all adjournments of the meeting.

         Stockholders who execute proxies retain the right to revoke them at any time; unless so revoked, the shares represented by such proxies will be voted at the meeting and any adjournments. Proxies solicited by the management of the Company will be voted in accordance with the directions given therein. Stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Board of Directors before the meeting to serve as inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker "non-votes" are included in the determination of the number of shares present at the meeting for quorum purposes. Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors as directors are elected by a plurality of the votes cast. Broker "non-votes" are not counted in the tabulations of the votes cast on proposals presented to stockholders because shares held by a broker are not considered to be entitled to vote on matters as to which broker authority is withheld. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

         The principal executive offices of the Company are located at 302 Fifth Avenue, New York, New York 10001. The approximate date on which this statement and the enclosed proxies were first sent or given to stockholders was November 6, 2002. Stockholders of record as of the close of business on November 5, 2002 will be entitled to one vote for each share then held. As of November 5, 2002, there were outstanding 667,534 shares of Common Stock, $1 par value (the "Common Stock").

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to all persons who are known to the Company to be the beneficial owner of more than 5% of the Common Stock as of November 5, 2002.


                                              AMOUNT AND NATURE OF     PERCENT
   NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP(1)   OF CLASS
------------------------------------------   -----------------------   --------
Mary Nimkoff.......................               91,691(2)             13.74%
     26 Buttonball Lane............
     Weston, Connecticut...........

Jonathan P. Rosen..................              233,834(3)             35.03
     40 East 69th Street...........
     New York, New York............

Lynn M. Silverman..................              113,350                16.98
     911 Park Avenue...............
     New York, New York............

Jane G. Weiman.....................              113,290                16.97
     5630 Wisconsin Avenue.........
     Chevy Chase, Maryland.........

----------------------
(1) Except as noted below in Notes (2) and (3), all shares are owned directly by the parties listed in the table.

(2) Includes 5,756 shares representing her proportionate interest in 19,188 shares owned by Tranel, Inc. Tranel, Inc. is a corporation 30%, 15.2%, 34.8%, 10% and 10% of the shares of which are owned by Mary Nimkoff, Jonathan P. Rosen, Miriam N. Rosen, Louis H. Nimkoff and Robert Nimkoff, respectively.

(3) Includes 2,917 shares representing his proportionate interest in 19,188 shares owned by Tranel, Inc.

         The following table sets forth as of November 5, 2002 certain information with respect to security holdings in the Company and Bluepoints Company, Inc. ("Bluepoints"), an 80.2% owned subsidiary of the Company, by directors of the Company (all of whom are nominees for election at the meeting), executive officers, and all officers and directors as a group.

                                                                                       COMMON STOCK OF
                                                           COMMON STOCK                  BLUEPOINTS
                                                  ------------------------------   --------------------------
                                                  AMOUNT AND                       AMOUNT OF
                                                  NATURE OF                        NATURE OF
          NAME OF INDIVIDUAL OR NUMBER OF         BENEFICIAL      PERCENT OF       BENEFICIAL      PERCENT OF
                  PERSONS IN GROUP               OWNERSHIP(1)       CLASS          OWNERSHIP         CLASS
                  ----------------               ------------       -----          ---------         -----
Harry Bergman..............................          --              --               --               --
Stephen L. Bernstein.......................          --              --               --               --
Irving S. Bobrow...........................         200             .03%                               --
Norman A. Halper...........................          --              --               --               --
Robert Nimkoff.............................       9,075(2)         1.36               --               --
Miriam. Rosen..............................       7,677(3)         1.15              500(4)          4.95%
Jonathan P. Rosen..........................     233,834(2)        35.03              500(4)          4.95
William M. Silverman.......................         200(5)          .03                -(5)            --
Jane G. Weiman.............................     113,290(2)        16.97              500(4)          4.95
All officers and directors as a group
     (9 persons)...........................     364,276(2)        54.57            1,500            14.85


---------------------
     (1) Messrs. Bobrow, Silverman and Mrs. Weiman own their shares directly. Jonathan P. Rosen owns 230,917 shares directly. See Notes (2) and (3) of the preceding table.

     (2) Includes 1,919 shares representing his proportionate interest in 19,188 shares owned by Tranel, Inc. The remainder of the shares are owned directly.

     (3 Includes 6,677 shares of common stock representing her proportionate interest in 19,188 shares of common stock owned by Tranel, Inc. The remainder of the shares are owned directly.

     (4)  Owned directly.

     (5) Does not include 113,350 shares of common stock and 500 shares of Bluepoints owned beneficially by his wife Lynn M. Silverman. Mr. Silverman disclaims beneficial ownership of all such shares.

         The Company knows of no contractual arrangements which may at a subsequent date result in a change of control of the Company.

                              ELECTION OF DIRECTORS

         Eight directors will be elected at the meeting to serve for the ensuing year and until their respective successors shall have been elected and shall qualify. The election of directors requires the affirmative vote of a plurality of the shares of the Company's stock, present in person or by proxy at the meeting. Unless otherwise indicated in proxies received, it is the intention of the persons named in the enclosed form of proxy to vote for the election of the nominees for director named below. In case any such nominee should become unavailable for any reason, the proxy holders reserve the right to substitute another person of their choice in his place. At this time, management knows of no reason why any nominee might not be able to serve.

                                       POSITIONS AND OFFICES WITH THE         DIRECTOR OF THE
             NAME                                 COMPANY                      COMPANY SINCE
         -----------                   ------------------------------         ---------------
Harry Bergman.................        President, Secretary and Treasurer      October l, l991
Irving S. Bobrow..............        None                                    April 26, 1983
Norman A. Halper..............        Vice President                          October 13, 1969
Robert Nimkoff................        Vice President                          April 30, 1991
Miriam N. Rosen...............        None                                    December 13, 1995
Jonathan P. Rosen.............        Chairman of the Board                   February 5, 1972
William M. Silverman..........        None                                    December 8, 1981
Jane G. Weiman................        None                                    December 10, 1991


         Harry Bergman, age 60, is a certified public accountant. He had been employed by the Company since December 1987, originally as assistant treasurer and since June 29, 1988 as Secretary and Treasurer. Effective July 1, 2001 he became President of the Company.

         Irving S. Bobrow, age 88, is a member of the New York Bar. Mr. Bobrow, for more than the past five years, has been a member of the law firm of Bobrow & Rosen in New York City and has engaged in real estate investments for his own account.

         Norman A. Halper, age 83, has served as President of the Company from April 1983 until July 1, 2001. Mr. Halper has served as Vice President of the Company since July 2001. From June 1969 until April 1983 he served as a Vice President of the Company.

         Robert Nimkoff, age 41, has served as a Vice President of the Company since June 1988. For more than the past five years Mr. Nimkoff has served as supervisor of the Company's seafood division.

         Miriam N. Rosen, age 82, is a member of the New York Bar. For more that the past five years Mrs. Rosen has been counsel to the law firm of Bobrow & Rosen in New York City and has been engaged in real estate investments for her own account.

         Jonathan P. Rosen, age 58, has served as Chairman of the Board of the Company since December 1994. From September 1978 until November 1994 he served as a Vice President of the Company. He is a member of the law firm of Bobrow & Rosen.

         William M. Silverman, age 60, is a member of the New York Bar. For more than the past five years, Mr. Silverman has been a member of the law firm of Otterbourg, Steindler, Houston and Rosen P.C. in New York City.

         Jane G. Weiman, age 58, has been a private investor for more than the past five years. For the past several years Mrs. Weiman has also been a member of the Board of the Washington D.C. Urban League.

         Norman A. Halper, Robert Nimkoff, Jonathan P. Rosen, Harry Bergman, Stephen L. Bernstein, and Miles J. Berman, constitute all the executive officers of the Company and will serve as such until the first meeting of the Board of Directors of the Company following the meeting and until their respective successors shall have been elected and shall qualify. Miles J. Berman, a Vice President of the Company since June 1992, has been employed by the Company for more than five years, primarily in the Company's real estate operations. Stephen
L. Bernstein has been In-House Counsel of the Company for more than the past five years.

         Jonathan P. Rosen is the son of Miriam N. Rosen. Jane G. Weiman is the sister-in-law of William Silverman and the cousin of Jonathan P. Rosen. Robert Nimkoff is the cousin of Jonathan P. Rosen.

         As a result of his position with the Company and his ownership of the Company's voting securities, Jonathan P. Rosen may be deemed to be a controlling person of the Company.

         During the fiscal year ended June 30, 2002, the Board of Directors held four meetings and all of the directors attended at least 75% of the meetings. The Company's Board of Directors does not have an audit, nominating or compensation committee.

         Section 16(a) Beneficial Ownership Reporting Compliance

         Except as set forth in the next sentence, based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 and on representations from its executive officers and directors and persons who beneficially own more that 10% of the common stock, all filing requirements of Section 16(a) of the Securities Exchange Act were complied with during the fiscal year ended June 30, 2002. Jonathan P. Rosen, on one occasion, did not timely file a Form 4 to report the purchase of the Company's securities in one transaction. A report was subsequently filed by Mr. Rosen to report the transaction.


                             EXECUTIVE COMPENSATION
         The following table sets forth all compensation paid or accrued by the Company during the last three fiscal years for services in all capacities to the Chief Executive Officer and each executive officer of the Company whose cash compensation exceeds $100,000.

                    NAME AND                                                  ANNUAL                   OTHER
               PRINCIPAL POSITION                        YEAR              COMPENSATION          COMPENSATION (1)
               ------------------                        ----              ------------          ----------------
Jonathan P. Rosen                                      6-30-02               $310,284                 $10,714
Chairman                                               6-30-01               $310,284                 $10,577
                                                       6-30-00                298,924                   9,934

Harry Bergman (2)                                      6-30-02                240,849                  10,714
President, Secretary-Treasurer                         6-30-01                191,415                  10,577
                                                       6-30-00                187,673                   9,934

Norman A. Halper (2)                                   6-30-02                163,278                  10,311
Vice President                                         6-30-01                310,284                  10,577
                                                       6-30-00                298,924                   9,934

Robert Nimkoff                                         6-30-02                130,619                   8,351
Vice President                                         6-30-01                216,384                  10,577
                                                       6-30-00                135,878                   8,487

Stephen L. Bernstein                                   6-30-02                189,245                  10,714
V.P. and In-House Counsel                              6-30-01                195,528                  10,577
                                                       6-30-00                223,136                   9,934

Miles Berman                                           6-30-02                114,948                   7,058
Vice President                                         6-30-01                110,405                   6,603
                                                       6-30-00                100,966                   5,911

(1) The Company maintains two profit-sharing plans which cover a significant number of its employees. Vesting begins at 20% after two years of service with 100% vesting being reached after six years service. Company contributions to one such plan is at the discretion of the Board of Directors. The Company is required to make minimum contributions to the second plan and, at the discretion of the Board of Directors, may make additional contributions. The executive officers listed above are covered under the second plan and the amount contributed by the Company to such plan on behalf of each executive officer is set forth under the heading "Other Compensation" in the above table.

     The Chairman of the Company's Board of Directors has annually reviewed and set the compensation of the Chief Executive Officer of the Company who, in turn, has reviewed and set the compensation of the other officers of the Company. All such compensation is reviewed on or about April 1 of each year taking into consideration (i) the Company's financial performance during the preceding year, (ii) the performance of the employee during that year and (iii) the need to retain competent executive officers dedicated to the enhancement of the Company's performance in future years by paying salaries comparable to those being paid to such executive officers by other companies involved in similar lines of business.

(2) As of July 1, 2001 Norman Halper resigned as President and became Vice President and Harry Bergman became President.

COMPENSATION OF DIRECTORS

         Each Director who is not an officer of the Company is paid $3,000 per quarter.

                                PERFORMANCE GRAPH

         The following performance graph is a line graph comparing the yearly change in the cumulative stockholder return of the Company's Common Stock against the cumulative return of the Dow Jones U.S. Total Market Index and S & P Small Cap 600 Index for the five fiscal years ended June 30, 2002. The stockholder return on the Company's Common Stock has been determined solely based on the price of the Common Stock since there have been no dividends declared on the Common Stock. Since there has been only limited or sporadic quotations for the Common Stock during the five year period, the price of the Common Stock at the relevant dates has been determined by utilizing the price at which the Company purchased shares of Common Stock on the dates closest to each measuring date.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             Among The First Republic Corporation of America, Inc.,
    Dow Jones US Total Market Index and Standard & Poor's Small Cap 600 Index
                           FISCAL YEAR ENDING JUNE 30



                               [GRAPHIC OMITTED]



--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
                                               1997      1998       1999       2000      2001       2002
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
The First Republic Corporation of America,    100.00    117.31     124.62     153.85    120.00     143.23
Inc.
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
Dow Jones US Total Market Index               100.00    128.97     155.62     170.36    144.62     118.46
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------
S&P Small Cap 600 Index                       100.00    119.46     121.47     138.94    154.39     174.93
--------------------------------------------- -------- ---------- ---------- --------- ---------- ----------


                  TRANSACTIONS WITH MANAGEMENT AND OTHERS

         Lynn M. Silverman, a principal stockholder of the Company, Jane G. Weiman, a director and principal stockholder of the Company, Jonathan P. Rosen, a director, Chairman of the Board and principal stockholder of the Company, and Miriam N. Rosen, a director of the Company and mother of Jonathan P. Rosen, own in the aggregate 19.8% of the outstanding shares of Bluepoints. The remainder of the shares of Bluepoints are owned by the Company. Lynn M. Silverman is the wife of William M. Silverman a director of the Company.

         The Company's corporate office is located in a building owned by 302 Fifth Ave. Associates, a partnership owned 100% by The Estate of A.A. Rosen, Miriam Rosen and Jonathan P. Rosen. The Company is a month-to-month tenant, paying rent of $9,400 per month, which the Company believes is comparable to other rentals in the area. Jonathan P. Rosen is the executor of The Estate of A.A. Rosen and Miriam N. Rosen is the primary beneficiary of The Estate of A.A. Rosen.

         The Company and its subsidiaries purchase substantially all of their property, casualty and liability insurance through participation with a group of other entities controlled by The Estate of A.A. Rosen and Jonathan P. Rosen ("Rosen Group Properties"). This procedure enables the group to obtain negotiated insurance rates. During the fiscal year ended June 30, 2002, total premiums incurred by the Company and its subsidiaries under this arrangement amounted to approximately $732,000. The total premiums incurred by the Company and its subsidiaries represented approximately 21% of the premiums incurred by the entire group. The Company received fees of $100,000 in fiscal 2002, representing charges to the group for administrative services performed by Company personnel in connection with the foregoing. At June 30, 2002, approximately $732,000 was payable to Rosen Group Properties.

         The Estate of A.A. Rosen owns a 50% interest in Isca C.A. and Langomorro CIA, Ltda. (collectively referred to as "Mondragon"), two Ecuadorian corporations engaged in shrimp farming operations and a 25% interest in Larfico Larvas Del Pacifico S. A. ("Larfico"), an Ecuadorian corporation which owns and operates a shrimp hatchery. Bluepoints beneficially owns a 38% interest in Mondragon and a 62.5% interest in Larfico. The Estate of A.A. Rosen holds a $640,000 note payable by Bluepoints which note was originally issued in May 1991 in connection with the acquisition by Bluepoints of its interest in Mondragon and an additional 12.5% interest in Larfico. The note is a demand note and bears interest at 1% above the prime rate in effect at The Bank of New York.
$51,000 of interest was paid on the note for the fiscal year ended June 30, 2002.

         As of August 31, 2002 Larfico was indebted to Bluepoints for $196,667 of loans made by Bluepoints to Larfico at various dates between November 8, 1985 and August 5, 1989 (the "Larfico Indebtedness"). Such loans bear interest at 1% over the prime rate in effect at The Bank of New York and are due August 2003. Since July 1, 2001, the largest aggregate amount of outstanding indebtedness from Larfico to Bluepoints was $196,667. In addition, as of August 31, 2002, Mondragon was indebted to Bluepoints for $15,700,000 of loans made by Bluepoints to Mondragon on various dates between August 28, 1991 and June 30, 2002 (the "Mondragon Indebtedness"). Such loans bear interest at 1% over the prime rate in effect at The Bank of New York and have no fixed maturity. Since July 1, 2001 the largest aggregate amount of outstanding indebtedness from Mondragon to Bluepoints was $15,700,000. The Estate of A.A. Rosen has guaranteed the repayment of 25% of the Larfico Indebtedness and 56.8% of the Mondragon Indebtedness.

         Bluepoints beneficially owns all of the outstanding stock of Emporsa, Empacadora y Exportadora S.A. ("Emporsa"), an Ecuadorian corporation engaged in shrimp farming operations. As of June 30, 2002, Emporsa and Larfico were indebted to Mondragon for $332,000 of loans which was the largest amount of indebtedness owed since July 1, 2001. Such loans bear no interest and have no fixed maturity. Since July 1, 2001, the largest amount of outstanding indebtedness from Mondragon to Larfico and Emporsa was $ 5,490,000 which was the balance at June 30, 2002. Said indebtedness has no fixed maturity and bears interest at 7.3%.

         As of August 31, 2002, Bluepoints was indebted to the Company for $50,795,000 of loans made by the Company to Bluepoints at various dates between November 8, 1985 and August 31, 2002. Such loans bear interest at the rate of 1% over the prime rate in effect at The Bank of New York and are due on demand. Since July 1, 2001, the largest aggregate amount of outstanding indebtedness from Bluepoints to the Company was $50,795,000. A substantial portion of the foregoing loans was used by Bluepoints to acquire and fund Ecuadorian shrimp operations.

         The Estate of A.A. Rosen and Jonathan P. Rosen have jointly provided a limited guarantee with respect to the repayment of loans made by the Company to Bluepoints. Such guarantee is limited to 19.8% of the deficiency in the shareholder equity of Bluepoints. As of June 30, 2002 the amount of the guarantee was $8,464,256.

                              SELECTION OF AUDITORS

         The Board of Directors has engaged Ernst & Young, LLP ("Ernst & Young") certified public accountants, as auditors for the fiscal year ending June 30, 2003. While ratification of the Board of Directors' action in this respect by the stockholders is not required, the Board intends to select other auditors for the fiscal year ended June 30, 2003 if holders of a majority of shares of stock of the Company represented at the meeting vote against ratification of its selection of Ernst & Young. Ernst & Young acted as auditors for the fiscal year ended June 30, 2002.

         It is not expected that representatives of Ernst & Young will be present at the meeting.

         The appointment of Ernst & Young as auditors for the fiscal year ended June 30, 2002 was ratified by the stockholders at the Annual Meeting held on December 11, 2001 and the services performed by Ernst & Young with respect to such fiscal year were limited to the examination of the Company's financial statements, and additional tax and tax consulting work.

                                   AUDIT FEES

         Ernst & Young billed the Company $225,500 for the audit of the Company's financial statements for the fiscal year ended June 30, 2002 and the review of the interim financial statements.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

          There were no fees billed by Ernst & Young LLP for services rendered in connection with financial information systems design and implementation during the fiscal year ended June 30, 2002.

                                 ALL OTHER FEES

         Ernst & Young billed the Company $65,000 for preparing the Company's tax returns. The Board of Directors believes that the furnishing of these services by Ernst & Young is compatible with Ernst & Young's maintaining their independence.

        MANAGEMENT RECOMMENDS APPROVAL OF THE APPOINTMENT OF THE AUDITORS
                          PROPOSALS OF SECURITY HOLDERS

         Proposals of security holders intended to be presented at the next
(2003) annual meeting must be received by the Company no later than July 9, 2003 for inclusion in the Company's 2003 proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by the Company not later than September 22, 2003 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied.

                        REPORT OF THE BOARD OF DIRECTORS

         The Board of Directors has reviewed and discussed with management the Company's audited financial statements for the year ended June 30, 2002.

         The Board of Directors has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61.

         The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with independent auditors the independent auditors' independence.

         Based on the reviews and discussions referred to above, in reliance on management and the independent auditors, the Board of Directors has included the financial statements referred to above in the Company's Annual Report on Form 10-K.

         Respectfully submitted,

                  HARRY BERGMAN
                  IRVING S. BOBROW
                  NORMAN S. HALPER
                  ROBERT NIMKOFF
                  MIRIAM N. ROSEN
                  JONATHAN P. ROSEN
                  WILLIAM M. SILVERMAN
                  JANE G. WEINMAN


                                  MISCELLANEOUS

         Management does not intend to present and knows of no others who intend to present at the meeting any matter of business other than the election of directors and the ratification of the selection of auditors. However, if other matters properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the proxy statement and any other material which may be sent to stockholders in connection with this solicitation. In addition to solicitation to be made by mail, certain officers, directors and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. All those soliciting proxies will receive only reimbursement of out-of-pocket expenses and will receive no additional compensation, other than required overtime pay when earned. The Company may also reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

         Receipt at the meeting of reports from management will not constitute approval or disapproval of any matters referred to in such reports.


                                 By Order of the Board of Directors

                                 HARRY BERGMAN
                                 Secretary


New York, New York
November 6, 2002

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS

                    THE FIRST REPUBLIC CORPORATION OF AMERICA

                                DECEMBER 10, 2002








                 Please Detach and Mail in the Envelope Provided
--------------------------------------------------------------------------------

[X]   PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE


                                        NOMINEES:   Harry Bergman
                    FOR     WITHHELD                Irving S. Bobrow                                 FOR    AGAINST   ABSTAIN
No. 1 Election of                                   Norman A. Halper         No. 2 Ratification of   [ ]      [ ]       [ ]
      Directors     [ ]       [ ]                   Robert Nimkoff                 Appointment of
                                                    Miriam N. Rosen                Ernst & Young
                                                    Jonathan P. Rosen              as Auditors
                                                    William M. Silverman
                                                    Jane G. Weiman

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


-----------------------------------------------------------



Signature(s) of Stockholders                                                                   Dated                  , 2002
                            -------------------------------------------------------------------     ------------------
                            Please date, sign and mail proxy card in the enclosed envelopes